UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest event reported)
October 21, 2009

REGAL BELOIT CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  200 State Street, Beloit, Wisconsin 53511
(Address of principal executive offices, including zip code)

           (608) 364-8800
(Registrant’s telephone number, including area code)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                      Unregistered Sales of Equity Securities.

From October 21, 2009 to October 22, 2009, Regal Beloit Corporation (the “Company”) issued an aggregate of 500,536 shares of the Company’s common stock, par value $0.01 per share, and accompanying common share purchase rights (together, the “Common Stock”), upon conversion of $27.5 million principal amount (the “Converted Notes”) of the Company’s 2.75% Convertible Senior Subordinated Notes Due 2024 (the “Convertible Notes”).  As permitted by the Indenture, dated as of April 5, 2004, between the Company and U.S. Bank National Association, as supplemented by the First Supplemental Indenture, dated as of December 9, 2004, relating to the Convertible Notes (the “Indenture”), the Company settled the principal amount of the Converted Notes in cash and the premium in shares of Common Stock.  Based on the Conversion Rate (as defined in the Indenture) in effect at the time of the applicable conversions, the premium owing on the Converted Notes equaled 500,536 shares of Common Stock in aggregate.  The issuance of such shares qualified for the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended.  The Company received no additional consideration for the shares.

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2009, the Board of Directors of the Company decided to end the program by which Henry W. Knueppel, the Company’s Chairman and Chief Executive Officer, and Mark J. Gliebe, the Company’s President and Chief Operating Officer, had voluntarily waived 20% and 10% of their 2009 base salaries, respectively.  The base salaries of Messrs. Knueppel and Gliebe did not increase from 2008 to 2009, so under this voluntary waiver program, the 2009 salary for Mr. Knueppel was reduced from $754,000 to $594,000 and the 2009 salary for Mr. Gliebe was reduced from $478,000 to $430,200.  As previously reported, these officers offered to waive those portions of their base salaries, which offer was accepted by the Board of Directors in April 2009, in an effort to lead the Company by example in challenging economic times and to further align their compensation with efforts to address the Company’s cost structure.  In light of the Company’s improved performance, the Board of Directors, upon the recommendation of its Compensation Committee, ended the waiver program effective October 1, 2009.   As a result, effective October 1, 2009, the salary for Mr. Knueppel returned to $754,000 and the salary for Mr. Gliebe returned to $478,000.

SIGNATURES
        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                          REGAL BELOIT CORPORATION

        Date:  October 27, 2009
                                                        By: /s/ Paul J. Jones
                                                              Paul J. Jones
                                                              Vice President, General Counsel and Secretary